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Contact: Laurie Schalow

(949) 524-4035

Lschalow@chipotle.com

CHIPOTLE ANNOUNCES CHANGES TO ITS BOARD OF DIRECTORS

New Members Patricia Fili-Krushel and Scott Maw Added; Kimbal Musk will Step Down

NEWPORT BEACH, Mar. 14, 2019 — Chipotle Mexican Grill (NYSE: CMG) today announced the addition of two new members to its board of directors, effective immediately: Patricia Fili-Krushel and Scott Maw. The new directors will serve an initial term through Chipotle’s 2019 annual meeting of shareholders in May.

“As we continue to evolve our brand and grow the business, it is an honor to welcome Pat and Scott to our board of directors,” said Brian Niccol, Chief Executive Officer of Chipotle. “From contributions in global business strategy and talent management, to finance and risk management, I’m confident both Pat’s and Scott’s perspectives and valuable insights will help us accelerate our goals.”

In addition to the new board members, one of Chipotle’s current directors, Kimbal Musk, notified the Board that he has decided to not stand for re-election at the 2019 annual meeting of shareholders.

“Kimbal has served on the Chipotle Board of Directors since 2013, and we extend our most sincere gratitude and heartfelt appreciation for the tremendous contributions he has made to our success,” said Niccol. “We value his time, leadership and experience and wish him all the very best.”

ABOUT THE NEW DIRECTORS

Patricia Fili-Krushel is Chief Executive Officer of the Center for Talent Innovation, a New York City–based think tank that focuses on global talent strategies since January 2019.  From 2011 to 2016, she served as an executive at Comcast Corporation, a global media and technology company; as Division Chairman, NBCUniversal News Group; and as Executive Vice President, NBCUniversal. In addition, she’s held the following leadership roles: Executive Vice President and Chief Administrative Officer of Time Warner Inc., a global media and entertainment company, from 2001 to 2011; President & CEO, WebMD Health Division, of WebMD Health Corp., from 2000 to 2001; President, ABC Television Network, and President, ABC Daytime, Disney ABC Television Group, of The Walt Disney Company, a diversified worldwide entertainment company; and as Senior Vice President, Programming of Lifetime Entertainment Services, an entertainment and media company, from 1988 to 1992. She also serves as a

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Contact: Laurie Schalow

(949) 524-4035

Lschalow@chipotle.com

director of Dollar General Corporation (NYSE: DG). Patricia brings extensive experience in managing global businesses, developing business strategy, talent management and creating organizational cultures.

Scott Maw served as Executive Vice President and Chief Financial Officer at Starbucks Corporation, a global roaster and retailer of specialty coffee, from 2014 before retiring in late 2018. He also held the following leadership roles with the organization: Senior Vice President, Corporate Finance at Starbucks from 2012 to 2013, and Senior Vice President and Global Controller from 2011 to 2012. From 2010 to 2011, Scott served as Senior Vice President and CFO of SeaBright Holdings, Inc., a specialty workers’ compensation insurer. From 2008 to 2010, he was Senior Vice President and CFO of the Consumer Bank at JP Morgan Chase & Company. Prior to this, Mr. Maw held financial leadership positions at Washington Mutual, Inc. from 2003 to 2008, and GE Capital from 1994 to 2003. He also worked at KPMG's audit practice from 1990 to 1994. Since 2016, he has been a member of the board of directors of Avista Corporation (NYSE: AVA). Scott brings expert knowledge in finance, accounting, risk management and public corporate governance and has extensive experience leading global teams.

ABOUT CHIPOTLE

Chipotle Mexican Grill, Inc. (NYSE: CMG) is cultivating a better world by serving responsibly sourced, classically-cooked, real food with wholesome ingredients without artificial colors, flavors or preservatives. Chipotle had nearly 2,500 restaurants as of December 31, 2018 in the United States, Canada, the United Kingdom, France and Germany and is the only restaurant company of its size that owns and operates all its restaurants. With more than 70,000 employees passionate about providing a great guest experience, Chipotle is a longtime leader and innovator in the food industry. Chipotle is committed to making its food more accessible to everyone while continuing to be a brand with a demonstrated purpose as it leads the way in digital, technology and sustainable business practices. Steve Ells, founder and executive chairman, first opened Chipotle with a single restaurant in Denver, Colorado in 1993. For more information or to place an order online, visit WWW.CHIPOTLE.COM.